Exhibit B


                             CSW International, Inc.
                           Consolidated Balance Sheet
                               December 31, 1999
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                    $ 1,518,137
      General plant                                      378,935
                                                     ------------
            Total Electric Plant                       1,897,072
      Less - Accumulated depreciation                   (695,324)
                                                     ------------
            Total Fixed Assets                         1,201,748

Current Assets
      Cash and cash equivalents                           97,407
      Short-term investments                              16,951
      Accounts receivable                                131,148
      Notes receivable                                    53,337
      Advances to affiliates                                  93
      Inventories                                         12,619
      Other current assets                                74,967
                                                     ------------
            Total Current Assets                         386,522

Other Assets
      Goodwill                                         1,330,104
      Prepaid benefit costs                               58,255
      Notes receivable                                    30,865
      Equity investments and other                       283,901
                                                     ------------
            Total Other Assets                         1,703,125

            Total Assets                             $ 3,291,395
                                                     ============

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                           $ 1
      Paid-in capital                                    829,000
      Retained earnings                                  270,623
      Minority interests                                   1,786
      Foreign currency translation and other             (13,778)
                                                     ------------
                                                       1,087,632

      Long-term debt                                   1,176,473

Current Liabilities
      Accounts payable                                   210,280
      Advances from affiliates                           180,199
      Accrued interest payable                            28,431
      Loan notes                                          23,851
      Accrued taxes payable                               91,244
      Customer prepayments                                26,362
      Other                                               84,083
                                                     ------------
                                                         644,450
Deferred Credits
      Deferred tax liability                             294,018
      Other                                               88,822
                                                     ------------
            Total Deferred Credits                       382,840

                                                     ------------
            Total Capitalization and Liabilities     $ 3,291,395
                                                     ============